Exhibit 99.1
Investor Contact:
Lauren Morris
513.579.9911 x11994
l.morris@medpace.com
FOR IMMEDIATE RELEASE
Media Contact:
Michael Maley
513.579.9911 x12831
m.maley@medpace.com
Medpace Holdings, Inc. Reports First Quarter 2025 Results
•Revenue of $558.6 million in the first quarter of 2025 increased 9.3% from revenue of $511.0 million for the comparable prior-year period, representing a backlog conversion rate of 19.2%.
•Net new business awards were $500.0 million in the first quarter of 2025, representing a decrease of 18.8% from net new business awards of $615.6 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 0.90x.
•First quarter of 2025 GAAP net income was $114.6 million, or $3.67 per diluted share, versus GAAP net income of $102.6 million, or $3.20 per diluted share, for the comparable prior-year period. Net income margin was 20.5% and 20.1% for the first quarter of 2025 and 2024, respectively.
•EBITDA was $118.6 million for the first quarter of 2025, an increase of 2.6% from EBITDA of $115.7 million for the comparable prior-year period, resulting in an EBITDA margin of 21.2%.
CINCINNATI, OHIO, April 21, 2025-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the first quarter ended March 31, 2025.
First Quarter 2025 Financial Results
Revenue for the three months ended March 31, 2025 increased 9.3% to $558.6 million, compared to $511.0 million for the comparable prior-year period. On a constant currency basis, revenue for the first quarter of 2025 increased 9.5% compared to the first quarter of 2024.
Backlog as of March 31, 2025 decreased 2.1% to $2,846.0 million from $2,907.1 million as of March 31, 2024. Net new business awards were $500.0 million, representing a net book-to-bill ratio of 0.90x for the first quarter of 2025, as compared to $615.6 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.
For the first quarter of 2025, total direct costs were $380.2 million, compared to total direct costs of $355.9 million in the first quarter of 2024. Selling, general and administrative (SG&A) expenses were $57.9 million in the first quarter of 2025, compared to SG&A expenses of $44.1 million in the first quarter of 2024.
GAAP net income for the first quarter of 2025 was $114.6 million, or $3.67 per diluted share, versus GAAP net income of $102.6 million, or $3.20 per diluted share, for the first quarter of 2024. This resulted in a net income margin of 20.5% and 20.1% for the first quarter of 2025 and 2024, respectively.
EBITDA for the first quarter of 2025 increased 2.6% to $118.6 million, or 21.2% of revenue, compared to $115.7 million, or 22.6% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the first quarter of 2025 increased 1.9% from the first quarter of 2024.
A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity
The Company’s Cash and cash equivalents were $441.4 million at March 31, 2025, and the Company generated $125.8 million in cash flow from operating activities during the first quarter of 2025.

During the first quarter of 2025, the Company repurchased 1,193,011 shares at an average price of $326.78 per share for a total of $389.8 million. As of March 31, 2025, the Company had $344.8 million remaining under its authorized share repurchase program.

Additionally, on April 17, 2025, the Company’s Board of Directors approved an increase of $1.0 billion to the Company’s stock repurchase program. The timing, price, and volume of repurchases will be based on market conditions, relevant securities laws and other factors. The stock repurchases may be made from time to time, through solicited or unsolicited transactions in the open market, in privately negotiated transactions or pursuant to a Rule 10b5-1 plan. The program may be discontinued or amended at any time without notice.
2025 Financial Guidance
The Company forecasts 2025 revenue in the range of $2.140 billion to $2.240 billion, representing growth of 1.5% to 6.2% over 2024 revenue of $2.109 billion. GAAP net income for full year 2025 is forecasted in the range of $378.0 million to $402.0 million. Additionally, full year 2025 EBITDA is expected in the range of $462.0 million to $492.0 million. Based on forecasted 2025 revenue of $2.140 billion to $2.240 billion and GAAP net income of $378.0 million to $402.0 million, diluted earnings per share (GAAP) is forecasted in the range of $12.26 to $13.04. This guidance assumes a full year 2025 tax rate of 15.5% to 16.5%, interest income of $15.8 million, and 30.8 million diluted shares outstanding. This guidance does not include the potential impact of any share repurchases the Company may make pursuant to the share repurchase program after March 31, 2025.
Conference Call Details
Medpace will host a conference call at 9:00 a.m. ET, Tuesday, April 22, 2025, to discuss its first quarter 2025 results.
To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.
To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.
About Medpace
Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 5,900 people across 44 countries as of March 31, 2025.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,”

“anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” “opportunity,” “outlook,” “trend,” “can,” “might,” “drives,” “hope,” “future,” “predict” and similar expressions, and variations or negatives of these words. However, the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are largely based on management’s current expectations and projections about future events and financial trends that we believe may affect, among other things, our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services or operate our business in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; the failure of third parties to provide us critical support services; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit qualified personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; risks from use of machine learning and generative artificial intelligence (“AI”), including risks from insufficient human oversight of AI or lack of controls and procedures monitoring AI use; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we and our customers operate, including financial market conditions; the impact of unfavorable economic conditions, including conditions caused by the uncertain international economic environment and current and future international conflicts; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; and the impact of industry-wide reputational harm to CROs. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all important factors on our business or the extent to which any factor, or combination of such factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
These and other important factors discussed under the caption “Risk Factors” in Item 1A, Part I of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.
EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.
We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest (income) expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended March 31,
	2025	2024
Revenue, net	$558,570	$511,044
Operating expenses:
Direct service costs, excluding depreciation and amortization	177,816	171,492
Reimbursed out-of-pocket expenses	202,404	184,410
Total direct costs	380,220	355,902
Selling, general and administrative	57,897	44,081
Depreciation	6,694	6,631
Amortization	236	361
Total operating expenses	445,047	406,975
Income from operations	113,523	104,069
Other income, net:
Miscellaneous (expense) income, net	(1,816)	4,593
Interest income, net	6,463	4,120
Total other income, net	4,647	8,713
Income before income taxes	118,170	112,782
Income tax provision	3,575	10,191
Net income	$114,595	$102,591
Net income per share attributable to common shareholders:
Basic	$3.77	$3.32
Diluted	$3.67	$3.20
Weighted average common shares outstanding:
Basic	30,387	30,843
Diluted	31,196	32,001

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)
	As of
	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$441,436	$669,436
Accounts receivable and unbilled, net	298,217	296,443
Prepaid expenses and other current assets	81,784	63,350
Total current assets	821,437	1,029,229
Property and equipment, net	128,332	123,615
Operating lease right-of-use assets	129,859	128,649
Goodwill	662,396	662,396
Intangible assets, net	34,130	34,366
Deferred income taxes	99,692	100,357
Other assets	21,523	22,254
Total assets	$1,897,369	$2,100,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,318	$32,528
Accrued expenses	286,099	307,807
Advanced billings	718,716	710,585
Other current liabilities	56,178	53,633
Total current liabilities	1,122,311	1,104,553
Operating lease liabilities	126,660	126,234
Deferred income tax liability	1,838	1,800
Other long-term liabilities	52,951	42,734
Total liabilities	1,303,760	1,275,321
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock - $0.01 par-value; 250,000,000 shares authorized at March 31, 2025 and December 31, 2024; 29,836,211 and 30,630,799 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	298	306
Treasury stock - 70,073 shares at March 31, 2025 and December 31, 2024	(12,235)	(12,235)
Additional paid-in capital	886,883	844,050
(Accumulated deficit) retained earnings	(269,716)	8,167
Accumulated other comprehensive loss	(11,621)	(14,743)
Total shareholders’ equity	593,609	825,545
Total liabilities and shareholders’ equity	$1,897,369	$2,100,866

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$114,595	$102,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,694	6,631
Amortization	236	361
Stock-based compensation expense	16,892	4,310
Noncash lease expense	6,064	5,696
Deferred income tax provision (benefit)	749	(865)
Other	(502)	(4,230)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(2,069)	19,116
Prepaid expenses and other current assets	(17,553)	(9,205)
Accounts payable	10,720	(7,351)
Accrued expenses	(23,160)	(21,132)
Advanced billings	8,131	56,837
Lease liabilities	(6,548)	(5,946)
Other assets and liabilities, net	11,587	5,864
Net cash provided by operating activities	125,836	152,677
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(9,994)	(5,497)
Other	7	8,027
Net cash (used in) provided by investing activities	(9,987)	2,530
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	25,934	7,660
Repurchases of common stock	(371,900)	—
Net cash (used in) provided by financing activities	(345,966)	7,660
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	2,117	(1,306)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(228,000)	161,561
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	669,436	245,449
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$441,436	$407,010

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except percentages)	Three Months Ended March 31,
	2025	2024
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$114,595	$102,591
Interest income, net	(6,463)	(4,120)
Income tax provision	3,575	10,191
Depreciation	6,694	6,631
Amortization	236	361
EBITDA (Non-GAAP)	$118,637	$115,654
Net income margin (GAAP)	20.5%	20.1%
EBITDA margin (Non-GAAP)	21.2%	22.6%
FY 2025 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2025
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$378.0	$402.0	$12.26	$13.04
Income tax provision	70.7	76.7
Interest income, net	(15.8)	(15.8)
Depreciation	28.2	28.2
Amortization	0.9	0.9
EBITDA (Non-GAAP)	$462.0	$492.0